UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2009

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4365 Executive Drive, Suite 300, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 22, 2009, La Jolla Pharmaceutical Company ("La Jolla") announced that it has filed its Registration Statement on Form S-4 with the Securities and Exchange Commission in connection with its proposed merger with Adamis Pharmaceuticals Corporation ("Adamis"). The definitive merger agreement was entered into on December 4, 2009 and closing of the merger is subject to certain closing conditions, including approval by the stockholders of La Jolla and Adamis. Adamis stockholders holding approximately 35% of the outstanding common stock of Adamis have agreed to vote in favor of the merger, which is currently expected to close by the end of the first quarter of 2010. If the merger is consummated, La Jolla’s name will be changed to Adamis Pharmaceuticals Corporation.

The Registration Statement contains detailed information regarding the merger, including answers to frequently asked questions. A selection of these frequently asked questions is included in the press release issued on December 22, 2009, which is attached hereto as exhibit 99.1 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

December 22, 2009	By:	/s/ Gail A. Sloan

Name: Gail A. Sloan
Title: Vice President of Finance and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 22, 2009 announcing the filing of joint proxy statement/prospectus